Exhibit 32.2
Certification of Annual Report

Pursuant to §906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. §1350, the undersigned officer of Renaissance Learning, Inc. (the “Company”), hereby certifies that, to the undersigned's knowledge:

(1)
This Amendment No. 2 to the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 31, 2011

/s/ Mary T. Minch
Name:	Mary T. Minch
Title:	Executive Vice President-Finance, Chief Financial Officer, and Secretary

THIS WRITTEN STATEMENT ACCOMPANIES THIS REPORT PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 AND SHALL NOT BE DEEMED TO BE FILED BY THE COMPANY FOR PURPOSES OF THE SECURITES EXCHANGE ACT OF 1934.